Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statements (Form S-3 Nos. 333-211998 and 333-220463) of aTyr Pharma, Inc.,
2.

Registration Statement (Form S-8 No. 333-203955) pertaining to ATYR PHARMA, INC. 2014 STOCK PLAN, ATYR PHARMA, INC. 2015 STOCK OPTION AND INCENTIVE PLAN, and the ATYR PHARMA, INC. 2015 EMPLOYEE STOCK PURCHASE PLAN,

3.	Registration Statement (Form S-8 No. 333-210543) pertaining to the ATYR PHARMA, INC. 2015 STOCK OPTION AND INCENTIVE PLAN, and the ATYR PHARMA, INC. 2015 EMPLOYEE STOCK PURCHASE PLAN, and
4.

Registration Statement (Form S-8 No. 333-216880) pertaining to the ATYR PHARMA, INC. 2015 STOCK OPTION AND INCENTIVE PLAN, the ATYR PHARMA, INC. 2015 EMPLOYEE STOCK PURCHASE PLAN, and the NON-QUALIFIED STOCK OPTION INDUCEMENT AWARD;

of our report dated March 20, 2018, with respect to the consolidated financial statements of aTyr Pharma, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

San Diego, California

March 20, 2018